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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 7, 2000 relating to the December 31, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter New York Tax-Free Income Fund appearing in the December 31, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter New York Tax-Free Income Fund, which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in that fund's N-1A Registration Statement dated February 22, 2000, which is incorporated by reference into the N-14 Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated January 26, 2000 relating to November 30, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter Multi-State New York Series Trust appearing in the November 30, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Multi-State Municipal Series Trust, which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in that fund's N-1A Registration Statement dated February 25, 2000, which is incorporated by reference into the N-14 Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 25, 2000